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                         SEVERANCE AGREEMENT AND RELEASE


        The employment of Richard Giacchetti (hereinafter "Mr. Giacchetti") with N2H2, Inc. (hereinafter "N2H2") is being terminated. Mr. Giacchetti and N2H2 desire to settle and resolve all possible disputes between them growing out of Mr. Giacchetti's employment or his separation with N2H2, and it is therefore agreed as follows:

        1. CONFIDENTIALITY OF AGREEMENT; AGREEMENT NOT ADMISSION. Mr. Giacchetti agrees to keep this Agreement confidential, except insofar as disclosure may be required for legal or business reasons. This Agreement is not an admission by N2H2 that it (or any of its Employees) has violated any law or failed to fulfill any duty to Mr. Giacchetti.

        2. TERMINATION OF EMPLOYMENT. N2H2 and Mr. Giacchetti agree to discontinue Mr. Giacchetti's employment relationship, effective January 10, 2001 ("Effective Date").

        3. SEVERANCE PAYMENTS. N2H2 agrees to pay Mr. Giacchetti severance equal to twelve (12) months of Mr. Giacchetti's base compensation and bonus, subject to lawful deductions, payable in accordance with N2H2's regular payroll practice. This severance is subject to the passage of seven days after this Agreement and Release is signed by Mr. Giacchetti and delivered to N2H2.

        4. VACATION. As part of the severance package and in return for Mr. Giacchetti's release herein, N2H2 agrees to pay Mr. Giacchetti's accrued and unused vacation through the Effective Date, subject to lawful deductions, payable after the passage of seven days after this Agreement and Release is signed by Mr. Giacchetti and delivered to N2H2.

        5. STOCK OPTION VESTING. N2H2 and Employee agree that there are 37,500 already vested shares effective November 11, 2000 (according to 1999 Officer's Stock Plan). In addition, N2H2 agrees to accelerate the vesting schedule by Eighteen (18) Months for a total of 6,300 shares of N2H2's common stock granted to Mr. Giacchetti in N2H2's 2000 Plan (the "Stock Option Agreement"), dated and signed by Mr. Giacchetti on August 2, 1999 and a total of 37,500 shares of N2H2's common stock granted to Mr. Giacchetti in N2H2's 1999 Officer's Stock Plan, dated and signed by Mr. Giacchetti on November 11, 1999. These shares will be deemed vested and become exercisable upon the Effective Date pursuant to the terms of the Stock Option Agreement. Nothing in this paragraph is intended to or does create any other rights or obligations of any kind on the part of N2H2 with regard to Mr. Giacchetti's stock option benefits, except those specifically required by law.

        6. RELEASE. Mr. Giacchetti accepts N2H2's undertakings in this Agreement as full settlement of any and all claims, known or unknown, arising out of or related to Mr. Giacchetti's employment with N2H2, or its termination, including but not limited to any claims of lost salary or other benefits, lost stock options and specifically includes, but is not limited to, claims under the Age Discrimination in Employment Act ("ADEA"). These claims are examples, not a complete list, of the released claims, as it is the parties' intent that Mr. Giacchetti release any and all claims, of whatever kind or nature, in exchange for the severance arrangements set forth in




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paragraphs 3, 4 and 5 above. Mr. Giacchetti realizes this constitutes a full and final settlement of any and all such claims, and except for obligations arising under this Agreement, this settlement releases N2H2 and any related companies (and their owners, officers, employees, and anyone else against whom Mr. Giacchetti could assert a claim based on Mr. Giacchetti's experiences as an employee of N2H2 or Mr. Giacchetti's termination as an employee) from any further liability to Mr. Giacchetti (or to anyone else Mr. Giacchetti has power to bind in this settlement) in connection with such claims.

        7. EFFECTIVENESS OF AGREEMENT. This Agreement (i) contains the entire understanding of the parties with respect to the subject matter covered, except for Mr. Giacchetti's Termination Obligations under his Executive Employment Agreement entered into with N2H2 on November 11, 1999 (the "Employment Agreement") and Mr. Giacchetti's obligations under his Employee Intellectual Property Agreement entered into with N2H2 on November 11, 1999 (the "IP Agreement"); (ii) supersedes all prior or contemporaneous understandings, except for Mr. Giacchetti's Termination Obligations under his Employment Agreement and Mr. Giacchetti's obligations under his IP Agreement; and (iii) may only be amended in a written instrument signed by both parties.

        8. KNOWING AND VOLUNTARY WAIVER. Mr. Giacchetti acknowledges that Mr. Giacchetti has been advised to consult with an attorney, and has had the opportunity to do so, before signing this Agreement, which Mr. Giacchetti has been given twenty-one (21) days to consider, and which Mr. Giacchetti may revoke within seven (7) days after signing.


PLEASE READ CAREFULLY. THIS IS A VOLUNTARY AGREEMENT THAT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.


01-04-2001                          /s/ Richard Giacchetti
--------------------                --------------------------------------
Date                                Richard Giacchetti







                                    N2H2, INC.



01-04-2001                          By: /s/ Peter Nickerson
--------------------                   -----------------------------------
Date                                Printed Name: Peter Nickerson
                                                 -------------------------
                                    Title: President/CEO
                                          --------------------------------




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